UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/08/2004

KFX INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23634

DE	84-1079971
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

55 Madison Street Suite 745
Denver, CO 80206
(Address of Principal Executive Offices, Including Zip Code)

303.293.2992
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 9.    Regulation FD Disclosure

KFx Inc (the "Company") is furnishing pursuant to Item 9 a presentation made by the Company on July 8, 2004. This presentation, the "Informational Update for Investors", is available for viewing on the Company's website at www.kfx.com.

Except for the historical information contained herein, the matters discussed in this presentation contain forward-looking statements, including statements containing the words "planned", "expects", "believes", "strategy", "opportunity", "anticipates", and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties, or other factors that may cause the Company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. Information on the factors and risks that could affect the Company's business, financial condition, and results of operations are included under the headings "Risk Factors", "Risks and Uncertainties", or "Factors Affecting Our Operating Results" contained in our public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

The information furnished pursuant to this Item 9 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Exchange Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: July 09, 2004.	By:	/s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and CFO